Exhibit 99.1
                        Rackable Systems, Inc. Announces
      Fourth Quarter and Fiscal Year End 2005 Financial Results; Achieved
        Record Quarterly Revenue of $83.1 Million and GAAP EPS of $0.32

    MILPITAS, Calif.--(BUSINESS WIRE)--Feb. 2, 2006--Rackable Systems, Inc., (Nasdaq:RACK) a provider of servers and storage products for scale out data center deployments, today announced financial results for the fourth quarter and year end of fiscal 2005.
    Total revenue for the fourth quarter of 2005 was $83.1 million, up 44.8% from $57.4 million in the third quarter of 2005, and up 261.8% from $23.0 million in the fourth quarter of 2004. GAAP operating income for the quarter was $12.2 million or 14.7% of revenue, compared to $7.4 million or 12.8% of revenue for the third quarter, and compared to an operating loss of $1.3 million in the same period a year ago. Gross margins for the quarter were 24.9%, compared to 24.1% in the third quarter, and compared to 20.4% in the fourth quarter a year ago. GAAP net income for the fourth quarter of 2005 was $7.3 million or $0.32 per diluted share, compared to GAAP net income of $4.4 million or $0.20 per diluted share in the third quarter and compared to a GAAP net loss of $14.3 million or $(2.57) per share in the fourth quarter of 2004.
    Non-GAAP net income for the quarter was $7.6 million or $0.33 per diluted share, compared to non-GAAP net loss of $513,000 or $(0.09) per share in the same period a year ago. These non-GAAP financial measures exclude amortization of deferred stock-based compensation, the amortization of patents and customer list, change in fair value of embedded derivatives in preferred stock, dividends on preferred stock recorded as interest expense and the related tax effect of those items.
    For the full year of 2005, the company achieved revenue of $215.0 million, an increase of 95.9%, from $109.7 million for the full year of 2004. GAAP operating income for the year was $23.6 million, or 11.0% of revenue, compared to a GAAP operating loss of $1.6 million for the full year of 2004. Gross margins for the year were 23.1%, compared to 19.1% in the same period a year ago. GAAP net income for the year was $8.5 million or $0.47 per diluted share, compared to a net loss of $55.4 million or $(11.43) per share in 2004.
    Non-GAAP net income for the year was $15.0 million or $0.83 per diluted share, an increase of 234.9%, compared to non-GAAP net income of $4.5 million or $0.27 per diluted share in the same period a year ago. These non-GAAP financial measures exclude amortization of deferred stock-based compensation, the amortization of patents and customer list, change in fair value of embedded derivatives in preferred stock, dividends on preferred stock recorded as interest expense and the related tax effect of those items.
    "We are very pleased with our business execution and financial results," said Tom Barton, President and CEO of Rackable Systems. "We are particularly pleased with recent traction with our DC-powered offerings and with our storage offerings," he continued.

    Use of Non-GAAP Financial Measures

    The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Rackable Systems' management to evaluate the operating performance of the company and to conduct its business operations. Non-GAAP financial measures discussed in this press release exclude the amortization of deferred stock-based compensation, the amortization of patents and customer list in connection the acquisition of old Rackable, change in fair value of embedded derivatives in preferred stock, dividends on preferred stock recorded as interest expense and the related tax effect of those items. Management uses the non-GAAP financial measures for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the company's GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the company's SEC filings.

    Conference Call Information

    Rackable Systems will discuss these financial results in a conference call at 1:30 p.m. PST, 4:30 p.m. EST, today. The public is invited to listen to a live web cast of Rackable Systems' conference call on the investor relations section of the company's website at www.rackable.com. For investors unable to participate in the live conference call, an audio replay will be available on February 2, 2006, at approximately 4:30 p.m. PST and will remain available until February 6, 2006, at 9:00 p.m. PST. To access the audio replay, dial 888-203-1112 or 719-457-0820 and enter confirmation code 3319384. A web cast replay of the call will be available on the Investor Relations section at www.rackable.com approximately two hours after the conclusion of the call and will remain available until the company's next earnings call.

    About Rackable Systems

    Rackable Systems, Inc. is a provider of servers and storage products for scale out data center deployments. The company's servers are designed to provide benefits in the areas of density, thermal efficiency, serviceability, power distribution and remote management. Founded in 1999 and based in Milpitas, California, Rackable Systems serves Internet, semiconductor design, enterprise software, federal government, entertainment, financial services, oil and gas exploration and biotechnology customers worldwide.

    Copyright(C) 2005 Rackable Systems, Inc. All rights reserved. Rackable Systems is a registered trademark of Rackable Systems, Inc. in the U.S. Rackable Systems and its logo are trademarks in the U.S. and certain other countries. All other brands, names or trademarks mentioned may be trademarks of their respective owners.



                        RACKABLE SYSTEMS, INC.

                CONDENSED CONSOLIDATED BALANCE SHEETS
          (In thousands, except share and per share amounts)
                             (Unaudited)

                                                   December  December
                                                      31,       31,
                                                   --------- ---------
                                                     2004      2005

ASSETS

CURRENT ASSETS:
  Cash, cash equivalents and short-term
   investments                                      $17,111   $54,164
  Accounts receivable, net of allowance for
   doubtful accounts                                  9,344    49,700
  Inventories                                        15,436    40,649
  Deferred income taxes                               1,660     8,326
  Deferred cost of sales                                  -     8,665
  Prepaids and other current assets                     136     4,111
                                                   --------- ---------

           Total current assets                      43,687   165,615
                                                   --------- ---------

PROPERTY AND EQUIPMENT--Net                           1,412     2,588

INTANGIBLE ASSETS--Net                               10,753     9,421

OTHER ASSETS                                            457       240
                                                   --------- ---------

TOTAL                                               $56,309  $177,864
                                                   ========= =========

CURRENT LIABILITIES:
  Accounts payable and other payables               $11,087   $29,083
  Accrued expenses                                    3,269     7,434
  Income taxes payable                                1,368     5,001
  Deferred revenue                                      182    11,771
  Borrowings under line of credit                    14,061         -
  Current portion of notes payable to related
   parties                                            1,500         -
                                                   --------- ---------

           Total current liabilities                 31,467    53,289

NOTES PAYABLE TO RELATED PARTIES                      1,500         -

DEFERRED INCOME TAXES                                   753       304

DEFERRED RENT                                            54        28

DEFERRED REVENUE                                          -       978

MANDATORILY REDEEMABLE PREFERRED STOCK--SERIES A     23,651         -

EMBEDDED DERIVATIVES IN PREFERRED STOCK             103,639         -
                                                   --------- ---------

           Total liabilities                        161,064    54,599

STOCKHOLDERS' EQUITY (DEFICIT)                     (104,755)  123,265
                                                   --------- ---------

TOTAL                                               $56,309  $177,864
                                                   ========= =========


                        RACKABLE SYSTEMS, INC.

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
        (In thousands, except for share and per share amounts)
                             (Unaudited)

                           Three Months Ended         Year Ended
                              December 31,           December 31,
                         ---------------------- ----------------------
                             2004        2005       2004        2005

REVENUE                    $22,976     $83,117   $109,743    $214,985

COST OF REVENUE             18,286      62,439     88,754     165,329
                         ---------- ----------- ---------- -----------

GROSS MARGIN                 4,690      20,678     20,989      49,656
                         ---------- ----------- ---------- -----------

OPERATING EXPENSES:
  Research and
   development                 233         853        763       2,247
  Sales and marketing        2,804       4,778     10,780      15,402
  General and
   administrative            2,955       2,868     11,062       8,390
                         ---------- ----------- ---------- -----------

           Total
            operating
            expenses         5,992       8,499     22,605      26,039
                         ---------- ----------- ---------- -----------

INCOME (LOSS) FROM
 OPERATIONS                 (1,302)     12,179     (1,616)     23,617

OTHER INCOME (EXPENSE)--
 Net:
  Change in fair value
   of embedded
   derivatives
   in preferred stock      (12,461)          -    (51,267)     (4,192)
  Interest income                7         235         12         509
  Interest expense            (589)          -     (2,493)     (1,537)
  Gain on sale of
   investment                    -           -      2,968           -
  Other income--net              -          24          -          23
                         ---------- ----------- ---------- -----------

           Total other
            income
            (expense)--
            net            (13,043)        259    (50,780)     (5,197)
                         ---------- ----------- ---------- -----------

INCOME (LOSS) BEFORE
 INCOME TAX
 BENEFIT ( PROVISION)      (14,345)     12,438    (52,396)     18,420

INCOME TAX BENEFIT
 (PROVISION)                    39      (5,124)    (2,994)     (9,908)
                         ---------- ----------- ---------- -----------

NET INCOME (LOSS)         $(14,306)     $7,314   $(55,390)     $8,512
                         ========== =========== ========== ===========

NET INCOME (LOSS) PER
 SHARE
  Basic                     $(2.57)      $0.36    $(11.43)      $0.86
                         ========== =========== ========== ===========
  Diluted                   $(2.57)      $0.32    $(11.43)      $0.47
                         ========== =========== ========== ===========

SHARES USED IN NET
 INCOME (LOSS)
   PER SHARE
  Basic                  5,567,557  20,455,673  4,847,680   9,946,791
                         ========== =========== ========== ===========
  Diluted                5,567,557  22,677,638  4,847,680  18,040,017
                         ========== =========== ========== ===========


                        RACKABLE SYSTEMS, INC.

        RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
        (In thousands, except for share and per share amounts)
                             (Unaudited)


                          Three Months Ended         Year Ended
                             December 31,           December 31,
                        ---------------------- -----------------------
                            2004        2005        2004        2005

NET INCOME (LOSS) - As
 Reported                $(14,306)     $7,314    $(55,390)     $8,512

Add back (deduct):

Amortization of deferred
 stock-based
 compensation                 107         133       4,778         553
Amortization of patents
 and customer list
 related to the
 acquisition of old
 Rackable                     359         359       1,436       1,436

Change in fair value of
 embedded derivatives
 in preferred stock        12,461           -      51,267       4,192

Dividends on preferred
 stock recorded as
 interest expense             563           -       2,388       1,087

Adjustment to tax
 provision (1)                303        (242)          5        (763)
                        ---------- ----------- ----------- -----------

NON-GAAP NET INCOME
 (LOSS)                     $(513)     $7,564      $4,484     $15,017
                        ========== =========== =========== ===========

SHARES USED IN NET
 INCOME (LOSS) PER
 SHARE

 BASIC - As Reported    5,567,557  20,455,673   4,847,680   9,946,791
                        ========== =========== =========== ===========
 BASIC - Non-GAAP       5,567,557  20,455,673   4,847,680   9,946,791
                        ========== =========== =========== ===========

 DILUTED - As Reported  5,567,557  22,677,638   4,847,680  18,040,017
                        ========== =========== =========== ===========
 DILUTED - Non-GAAP     5,567,557  22,677,638  16,393,995  18,040,017
                        ========== =========== =========== ===========

NET INCOME (LOSS) PER
 SHARE

 BASIC - As Reported       $(2.57)      $0.36     $(11.43)      $0.86
                        ========== =========== =========== ===========
 BASIC - Non-GAAP          $(0.09)      $0.37       $0.92       $1.51
                        ========== =========== =========== ===========

 DILUTED - As Reported     $(2.57)      $0.32     $(11.43)      $0.47
                        ========== =========== =========== ===========
 DILUTED - Non-GAAP        $(0.09)      $0.33       $0.27       $0.83
                        ========== =========== =========== ===========

(1) The provision of income taxes used in arriving at the non-GAAP net income (loss) was computed using an income tax rate of 40% for the three months and the year ended December 31, 2004 and 41.5% for the three months and the year ended December 31, 2005.


    CONTACT: Rackable Systems, Inc.
             Todd Ford, 408-240-8088
             or
             Sapphire Investor Relations, LLC
             Erica Mannion, 415-399-9345 ext. 321 (Investor Relations) investorrelations@rackable.com